Ankura Consulting Group, LLC's Consent	EXHIBIT 23.2

The Dow Chemical Company:

Ankura Consulting Group, LLC ("Ankura") hereby consents to the use of Ankura's name and the reference to Ankura's reports in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2017, and the incorporation by reference thereof in the following Registration Statements of The Dow Chemical Company:

Form S-3:

No.	333-214289

Form S-4:

No.	333-88443

Form S-8:

Nos.	33-61795
333-40271
333-91027
333-103519
333-220352

/s/ B. THOMAS FLORENCE
B. Thomas Florence
Senior Managing Director
Ankura Consulting Group, LLC
February 15, 2018

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